4873-4774-5894

As filed with the Securities and Exchange Commission on January 24, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Solaris Oilfield Infrastructure, Inc.
(Exact name of registrant as specified in its charter)
Delaware	81-5223109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9651 Katy Freeway, Suite 300 Houston, TX	77024
(Address of Principal Executive Offices)	(Zip Code)

SOLARIS OILFIELD INFRASTRUCTURE, INC. LONG TERM INCENTIVE PLAN
(Full title of the plans)

Kyle S. Ramachandran 9651 Katy Freeway, Suite 300 Houston, TX 77024
(Name and address of agent for service)

(281) 501-3070
(Telephone number, including area code, of agent for service) Copies to: Douglas E. McWilliams Vinson & Elkins L.L.P. 845 Texas Avenue Houston, Texas 77002 (713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer◻ Accelerated filer⌧

Non-accelerated filer◻ Smaller reporting company◻

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ◻

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering the offer and sale of an additional 5,170,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”), of Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Registrant”), that may be issued pursuant to the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (as amended from time to time, the “Plan”) pursuant to the First Amendment to the Plan (the “First Amendment”), which Common Stock consists of shares that are reserved and available for delivery with respect to awards under the Plan and additional shares that have or may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Form S-8 registration statement previously filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2017 (File No. 333-218043). The additional shares of Common Stock registered pursuant to this Registration Statement were authorized pursuant to the First Amendment, which was approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders held on May 16, 2023.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Solaris Oilfield Infrastructure, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001 38090), filed with the Commission on May 23, 2017).

4.2

Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Solaris Oilfield Infrastructure, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-38090) filed with the Commission on May 22, 2023).

4.3

Amended and Restated Bylaws of Solaris Oilfield Infrastructure, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001 38090), filed with the Commission on May 23, 2017).

4.4	Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-8 (File No. 333-218043), filed with the Commission on May 16, 2017).
4.5

First Amendment to the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001 38090), filed with the Commission on May 22, 2023).

5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Vinson & Elkins L.L.P. (included as part of its opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 24, 2024.

SOLARIS OILFIELD INFRASTRUCTURE, INC..

By: /s/ William A. Zartler

Name: William A. Zartler

Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 24, 2024, each person whose signature appears below appoints William A. Zartler and Kyle S. Ramachandran, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ William A. Zartler	Chairman and Chief Executive Officer
William A. Zartler	(Principal Executive Officer)

/s/ Kyle S. Ramachandran	President and Chief Financial Officer
Kyle S. Ramachandran	(Principal Financial Officer)

/s/ Christopher P. Wirtz	Chief Accounting Officer
Christopher P. Wirtz	(Principal Accounting Officer)

/s/ James R. Burke	Director
James R. Burke

/s/ Cynthia M. Durrett	Director
Cynthia M. Durrett

/s/ Edgar R. Giesinger	Director
Edgar R. Giesinger

/s/ W. Howard Keenan, Jr.	Director
W. Howard Keenan, Jr.

/s/ F. Gardner Parker	Director
F. Gardner Parker

Signature	Title

/s/ A. James Teague	Director
A. James Teague

/s/ Ray N. Walker, Jr.	Director
Ray N. Walker, Jr.

/s/ Laurie H. Argo	Director
Laurie H. Argo